Exhibit 10.12

Lease Agreement

Lessor (Party A): Songxiang Zhou, 132822196408153538

Lessee (Party B): Rider Sportsfashion Limited

This Agreement is made and entered into by and between Party A and Party B in respect of Party B renting the property from Party A on the basis of equality, voluntariness and consensus pursuant to the Contract Law of the People’s Republic of China and relevant laws and regulations:

I. Subject of the contract

1. The subject referred to herein is located at Dadongguan Section, Changtan Road, Qigezhuang Village, Dachang Hui Autonomous Prefecture, covering an area of 7 mu (1 mu = 666㎡). It includes the five-story complex building of 5304.88 square meters in the north and the auxiliary land of the dormitory of 30 meters long and 23 meters wide in the east. It is available for the use of Party B. See the annex for the specific location and size.

2. The dormitory building in the east covers an area of about 669.60 square meters. It is currently being planned and the construction is not commenced yet.

II. Lease period

1. The lease period is 10 years, from November 30, 2016 to November 30, 2026. If it is not completed due to the reason of Party A, the beginning date is the date when Party A completes the work and the property reaches the conditions for the settlement of Party B.

2. The second item of dormitory of 669.6 square meters under the contract is available for settlement in no later than June 2017, and the rent is calculated as from the actual delivery date.

III. Rent, mode of payment, and date of payment:

1. Annual rent

A. Dec. 2016 – Dec. 2019: RMB 0.36 per square meter per day according to the building area; the rent remains unchanged for three years.

B. Dec. 2019 – Dec. 2022: RMB 0.36 per square meter per day according to the building area; Party A and Party B may revise the rent upward or downward by 3% per square meter per day according to the market situation through negotiation; the rent remains unchanged for three years.

C. Dec. 2022 – Dec. 2026: RMB 0.36 per square meter per day according to the building area; Party A and Party B may revise the rent upward or downward by 3% per square meter per day based on the prior range according to the market situation through negotiation; the rent remains unchanged for four years.

2. The rent is payable semiannually on November 30 and June 30.

3. Mode of payment: settlement by check or wire.

IV. Property management:

1. The property leased by Party A to Party B should be equipped with water, electricity, heating and other facilities. If Party B needs to make transformation after delivery, Party B needs to report for approval and file the scheme with Party A, with the costs borne by Party B.

2. The production and office supplies purchased by Party B during the lease period shall be owned by Party B; after the expiry of the lease, Party B shall have the right of disposal, save that Party B shall not damage the structure of the property. Party B shall be responsible for repairing and restoring the property to the original condition in case of the damage.

3. If Party B changes the purpose of the property and makes renovation during the lease period, Party B shall report it to Party A for approval and can only carry out the renovation with the confirmation of Party A. After the expiration of the contract period, the decoration will be left to Party A free of charge.

4. Party A does not place the management under the property management company during the lease period. Party B is in charge of the maintenance and custody of the subject matter during the normal scope. Party A is responsible for the maintenance of the premises and facilities (such as leakage, cracks, deformation or settlement) not attributed to the reasons of Party B. Party A should offer active cooperation.

V. Rights and obligations of Party A:

1. Party A shall, according to the time and standard stipulated in the contract, hand over the rented property to Party B for use.

2. Party A has the right to receive rent according to the contract.

3. Party A has the right to inspect the use of the property rented by Party B, and Party B shall cooperate with Party A in the inspection. For the improper use by Party B, Party A shall have the right to make criticism and raise opinions for improvement.

4. During the lease period, Party A shall guarantee that the leased property complies with the relevant legal codes and standards on building and, in the case of reasonable use, ensure the safety of architectural structure of the subject matter.

5. Party A shall guarantee that the ownership of the subject matter belongs to Party A during the lease period.

6. Prior to the delivery of the subject matter for use, Party A is obliged to cooperate with Party B in improving necessary facilities for production and living such as electricity and water.

7. If the changes in land use rights (such as expropriation of land or relocation by the state) necessitate the termination of the lease contract during the lease period, the state and the governmental compensation for buildings belongs to Party A, and the compensation for all economic losses for the enterprise belongs to Party B. Party A shall return the rent to Party B according to the number of months for use. If change of land use right necessitates the termination of the lease contract prior or __________, Party A shall pay an additional 30% of annual rent as the equipment investment compensation and shutdown compensation for Party B before Party B moves out of the said leased premises.

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8. Party A shall not change the purpose of the leased premises and the corresponding land during the lease period without the consent of Party B.

9. During the lease period, Party A shall not terminate the contract and recover the room ahead of schedule without permission.

10. Party A must provide formal rent invoice for Party B within 30 days upon receiving the rent each time, with taxes and fees borne by Party A.

11. Party A is responsible for handling procedures for the examination and acceptance of firefighting facilities and environmental protection in production, with the relevant costs borne by Party A.

VI. Rights and obligations of Party B:

1. Party B shall pay the rent on time.

2. Party B solely bears the costs for water, electricity, and heating, etc. during the lease period.

3. Party B should inspect the quality and safety performance of the subject matter and the safety and soundness of the supporting facilities before moving into the premises.

4. Party B must engage in operations according to the law and make precautions against fire and burglary. If Party A or both parties incurs property damage due to the reasons of Party B, Party B bears the responsibility and indemnifies Party A against the corresponding loss.

5. In order to ensure the normal use of the factory during the lease, Party B should maintain normal maintenance and repair of the plant.

6. Party B has the right to sublease the property or look for co-rent or partners during the lease period, save that this must be filed with Party A for the record.

7. In any case, Party B shall not state to a third party, expressly or implicitly, that Party B has the right of ownership or disposal over the subject matter rented, nor mortgage the subject matter. In the event that Party B is involved in the disputes of creditor’s rights and debts or goes bankrupt, Party B shall clearly state that the subject matter of the lease is not related to the creditor’s rights and debts of Party B.

8. After the expiration of the lease term, Party B shall have the right of priority in renewal under the same conditions. The terms such as lease term, rent and mode of payment shall be negotiated and confirmed by both parties hereto within three months before the expiration of the contract, and the lease contract is separately signed.

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9. If, during the lease period, Party B needs to terminate the contract in advance due to their own reasons, Party B must notify Party A three months in advance before cancelling the contract.

10. If Party B does not renew the contract at the expiry of the lease, Party B shall remove all items from the said property within thirty days. If the remaining goods are not disposed of within thirty days, it is deemed that Party B waives the ownership and Party A has the right to make disposal.

VII. Liability for breach of contract:

1. Party A shall deliver the property, roads and relevant supporting facilities (including the supporting facilities required by Party B) to Party B from the date of signing of the contract, and the lease period starts from the date after the representative of Party B has examined and accepted all equipment and facilities. Party A is not liable for breach of contract if it is overdue within 15 days. If it is overdue for more than 15 days, Party A shall pay to Party B the liquidated damages amounting to 0.3% of the annual rent for each overdue day.

2. If Party B falls into arrears with the rent, Party B shall pay to Party A the liquidated damages amounting to 0.1% of the annual rent for each overdue day.

3. Party A terminates the contract ahead of schedule without consultation with Party B is deemed as the breach of the contract, and the defaulting party shall pay to the observing party the liquidated damages amounting to 10% of the annual rent and the observing party shall have the right to terminate the contract.

VIII. Liability exemption condition:

Neither party is held responsible to the other party if the property is damaged due to the force majeure events such as floods, earthquakes, or war.

IX. Dispute resolution:

1. Any dispute arising from the performance of this contract should be resolved by the two parties through friendly consultations. If the negotiation fails, either party may take legal proceedings at the people’s court at the place where the real estate is located.

X. The original of this contract is made out in duplicate. Each party holds one copy of the same legal effect which enters into force as from the date of signing by both parties.

Lessor:	Lessee: Rider Sportsfashion Limited (Seal)

/s/ Songxiang Zhou	Date: October 18, 2016
Songxiang Zhou

Date: October 18, 2016

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